UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT


                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                         DATE OF REPORT: MARCH 25, 1997


                   NETTER DIGITAL ENTERTAINMENT, INCORPORATED
             (Exact Name of Registrant as Specified in its Charter)

                         Commission file number: 0-26884

                       Delaware                      95-3392054
            State or other jurisdiction of         I.R.S. Employer
            incorporation or organization         Identification No.

                      611 North Brand Boulevard, 3rd Floor
                           Glendale, California 91203
               (Address of Principal Executive Office) (Zip Code)

                                 (818) 753-1990
               (Registrant's telephone number including area code)




























         This amendment is being filed to include the financial information which was unavailable at the time of the original filing dated January
10, 1997.

         The undersigned registrant hereby amends the following items, financial statements, exhibits or other portions of its current report dated January 10, 1997 on Form 8-K as set forth in the pages attached hereto:


             Item 7 (a) - Financial statements of business acquired

             Item 7 (b) - Pro forma financial information

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized.







                                            Netter Digital Entertainment, Inc.




Date: March 25, 1997                        By: / S / THOMAS L. JORGENSON
                                            -----------------------------
                                            Thomas L. Jorgenson
                                            Chief Operating Officer



















































                                   Item 7 (a)
                    Financial Statements of Business Acquired


































                            VIDESSENCE, INCORPORATED

                          INDEX TO FINANCIAL STATEMENTS






                                                                    PAGE NUMBER

     For the year ended December 31, 1996
     ------------------------------------

          Independent Auditors' Report                                    2

          Balance Sheet                                                   3

          Statement of Operations                                         4

          Statement of Changes in Stockholders' Deficit                   5

          Statement of Cash Flows                                         6

          Notes to Financial Statements                                 7 - 11


     For the year ended December 31, 1995
     ------------------------------------

          Independent Auditors' Report                                   12

          Balance Sheet                                                  13

          Statement of Operations                                        14

          Statement of Changes in Stockholders' Deficit                  15

          Statement of Cash Flows                                        16

          Notes to Financial Statements                                17 - 23



















                          INDEPENDENT AUDITOR'S REPORT



To the Board of Directors
and Shareholders of
Videssence, Inc.
Burlingame, California

         We have audited the accompanying balance sheet of Videssence, Inc. as of December 31, 1996 and the related statements of operations, stockholders' deficit and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Videssence, Inc. as of December 31, 1996 and the results of its operations and cash flows for the year then ended in conformity with generally accepted accounting principles.





                                         /S/ FELDMAN RADIN & CO., P.C.
                                         -----------------------------
                                         Feldman Radin & Co., P.C.
                                         Certified Public Accountants

New York, New York
March 21, 1997


















                                        2

                                 VIDESSENCE, INC.

                                  BALANCE SHEET

                                DECEMBER 31, 1996


                                     ASSETS

CURRENT ASSETS
     Cash                                                       $     13,986
     Accounts receivable, less allowance for
         doubtful accounts of $53,744                                400,884
     Inventories                                                     927,082
     Prepaid expenses                                                 35,351
     Deferred tax benefit                                             32,300
     Other current assets                                             10,000
                                                                -------------
         TOTAL CURRENT ASSETS                                      1,419,603

PROPERTY AND EQUIPMENT - net                                         265,654

OTHER ASSETS                                                          25,000
                                                                -------------
                                                                $  1,710,257
                                                                =============

                      LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
     Accounts payable                                           $    775,783
     Accrued expenses                                                338,919
     Sales taxes payable                                              99,484
     Current portion of long-term debt                               186,609
                                                                -------------
         TOTAL CURRENT LIABILITIES                                 1,400,795

NOTES PAYABLE                                                        625,000

LONG-TERM DEBT                                                       162,969
                                                                -------------
         TOTAL LIABILITIES                                         2,188,764
                                                                -------------

COMMITMENTS

STOCKHOLDERS' DEFICIT:
     Common stock, no par value; 10,000,000 shares authorized        208,541
     Accumulated deficit                                            (687,048)
                                                                -------------
         TOTAL STOCKHOLDERS' DEFICIT                                (478,507)
                                                                -------------
                                                                $  1,710,257
                                                                =============



                        See note to financial statements
                                        3

                                VIDESSENCE, INC.

                             STATEMENT OF OPERATIONS

                          YEAR ENDED DECEMBER 31, 1996






SALES                                                       $       4,492,235

COST OF SALES                                                       2,200,291
                                                              ----------------

GROSS PROFIT                                                        2,291,944
                                                              ----------------

OPERATING EXPENSES:
     Selling                                                        1,609,494
     General and administrative                                       565,599
     Engineering                                                      329,779
                                                              ----------------
                                                                    2,504,872
                                                              ----------------

LOSS FROM OPERATIONS                                                 (212,928)
                                                              ----------------

OTHER EXPENSE:
     Interest expense                                                (132,566)
     Other income                                                       6,991
                                                              ----------------
                                                                     (125,575)
                                                              ----------------

NET LOSS                                                     $       (338,503)
                                                              ================


















                        See notes to financial statements
                                        4

                                    VIDESSENCE, INC.

                           STATEMENT OF STOCKHOLDERS' DEFICIT






                                                                   Common Stock
                                                        ----------------------------------   Accumulated
                                                              Shares           Amount           Deficit             Total
                                                        ----------------  ----------------  --------------    ---------------

BALANCE - DECEMBER 31, 1995                                     828,491   $        208,541  $    (348,545)    $      (140,004)

     Net loss                                                         -                  -       (338,503)           (338,503)
                                                        ----------------  ----------------  --------------    ----------------

BALANCE - DECEMBER 31, 1996                                     828,491   $        208,541  $    (687,048)    $      (478,507)
                                                        ================  ================  ==============    ================




































                        See notes to financial statements
                                        5

                                VIDESSENCE, INC.

                             STATEMENT OF CASH FLOWS

                          YEAR ENDED DECEMBER 31, 1996


CASH FLOWS FROM OPERATING ACTIVITIES:
     Net loss                                                                                           $          (338,503)
                                                                                                           -----------------
     Adjustments  to  reconcile  net  loss to net  cash  provided  by operating activities:
         Depreciation                                                                                                72,274

     Changes in assets and liabilities:
         Decrease in accounts receivable                                                                             43,518
         Increase in inventory                                                                                     (295,785)
         Decrease in prepaid expenses                                                                                 7,277
         Decrease in other current assets                                                                            29,713
         Increase in other assets                                                                                   (25,000)
         Increase in accounts payable                                                                               132,207
         Decrease in accrued expenses                                                                                (9,937)
         Increase in sales taxes payable                                                                             62,250
                                                                                                           -----------------
                                                                                                                     16,517
                                                                                                           -----------------
NET CASH  USED IN OPERATING ACTIVITIES                                                                             (321,986)
                                                                                                           -----------------
CASH FLOWS FROM INVESTING ACTIVITIES:
     Capital expenditures                                                                                          (154,697)
                                                                                                           -----------------
CASH FLOWS FROM FINANCING ACTIVITIES:
     Proceeds from notes payable                                                                                    640,331
     Payment of long-term debts                                                                                    (217,604)
                                                                                                           -----------------
NET CASH PROVIDED BY  FINANCING ACTIVITIES                                                                          422,727
                                                                                                           -----------------

NET DECREASE IN CASH                                                                                                (53,956)

CASH, beginning of period                                                                                            67,942
                                                                                                           -----------------

CASH, end of period                                                                                     $            13,986
                                                                                                           =================

SUPPLEMENTAL CASH FLOW INFORMATION:
     Cash paid during the period for:
         Interest paid                                                                                  $           132,566
                                                                                                           =================
         Income taxes paid                                                                              $              -
                                                                                                           =================
     Noncash activity:
         Purchase of equipment through note payable                                                     $            31,267
                                                                                                           =================


                        See notes to financial statements
                                        6

                                VIDESSENCE, INC.

                          NOTES TO FINANCIAL STATEMENTS

                          YEAR ENDED DECEMBER 31, 1996



1.       BACKGROUND AND SUMMARY OF SIGNIFICANT ACCOUNTING
         POLICIES

         Background:

         Videssence, Inc. (the Company) was founded in April 1989, as a California corporation. The Company manufactures and distributes SRGB lighting products for the industries of television, stage / theater, theme park, entertainment and motion picture studio / location, video conferencing, distant-learning, and pre-press digital photography.

         On January 10, 1997, the Company was merged into Netter Digital Entertainment, Incorporated ("NDEI"). Under an Agreement and Plan of Merger (the "Plan"), NDEI acquired all of the outstanding common stock of the Company in exchange for 522,221 shares of NDEI's Common Stock. As a result of the merger, the Company shareholders have become shareholders of NDEI and the Company is wholly-owned subsidiary of NDEI.

         Allowance on Accounts Receivables:

         In the event that the facts and circumstances indicate that the collectability of a trade receivable may be impaired , an evaluation of
         recoverability   is  performed which results  in  an allowance for
         uncollectible receivables.

         Accounting Estimates:

         The preparation of financial statements in accordance with generally accepted accounting principles requires management to make significant estimates and assumptions that effect the reporting amount of assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reported period. Actual results could differ from those estimates.

         Inventories:

         Inventories are recorded at the lower of cost or market. Cost is determined using the average cost method. Inventories are primarily comprised as follows:


               Raw Materials                 $            500,969
               Work In Process                            143,580
               Finished Goods                             282,533
                                                  ----------------
                                             $            927,082
                                                  ================

         Property and Equipment:

         Property and equipment is stated at cost. Depreciation of leasehold improvements is calculated using straight-line method over their estimated useful lives. Depreciation of equipment is calculated using straight-line or accelerated methods over the estimated lives of the assets, which are generally 3 to 5 years. When assets are retired or otherwise disposed of, the costs and related accumulated depreciation or amortization are removed from the accounts and any gain or loss on disposal is recognized currently.

         Repairs and maintenance are expensed as incurred. Expenditures which significantly increase values, change capacities, or extend useful lives are capitalized.

         Product Warranty:

         The Company accrues for an estimate of expenses relating to the one-year warranty covering all parts and labor relating to the sale of its products.

         Income Taxes:

         The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes, which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed annually for differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the year plus or minus the change in deferred tax assets and liabilities during the year.

         Stock Options:

         There are 62,770 stock options outstanding at December 31, 1996. All such stock options were converted into 62,770 shares common stock in January 1997.


2.       PROPERTY AND EQUIPMENT

         Property and equipment is summarized as follows:



          Computer equipment                      $         121,732
          Furniture and office equipment                    110,912
          Rental lights and grips                           168,607
          Leasehold improvements                             37,432
          Other equipment                                    71,983
                                                       -------------
                                                            510,666
          Less: accumulated depreciation                    245,012
                                                       -------------
          Property and equipment, net             $         265,654
                                                       =============

3.       NOTE PAYABLE - NDEI

         During 1996, the Company received various notes from NDEI totaling $625,000. The notes bear interest at the rate of 9% per annum. NDEI does not intend to call these notes prior to January 1, 1998. Therefore, the notes have been classified as long-term.

4.       LONG-TERM DEBT

         Long-term debt consisted of the following:


               Bank line of credit of  $200,000.  In January  1996,  the Company negotiated  to convert the line of credit to an  unsecured  term note.
          The  Company  paid off a  principal  balance of $25,000  and  extended
          $175,000 of principal over 48 months with principal payments of $3,646 plus  interest  at prime  (8.25%)  plus 4.5%  with the  first  monthly
          payment commencing February 15, 1996.                                   $    134,894

               Note   payable  to  bank,   guaranteed   by  the  two   principle
          stockholders,  payable in monthly principal  payments of $1,450,  plus interest at the bank's  reference  rate  (11.25% at December  31, 1996 plus 3%. The entire unpaid  principal  and interest  balance is due on
          October 1, 1999.                                                              47,572

               Note payable to vendor, guaranteed  by a stockholder,  payable in monthly  principal  payments  of $2,250,  plus  interest at the bank's prime rate (8.25% at  December  31,  1996) plus 1%. The entire  unpaid
          principal and interest balance is due on June 15, 1998.                       48,140

               Notes payable with monthly payments of $868 and $1,094 with final
          maturities  of August 15,  1998 and  October  15,  1999  respectively.        42,475

               Payable on demand to related parties  (stockholders)  interest at
          10%  commencing at various  dates.  Notes are  subordinate to the bank
          notes.                                                                        76,497
                                                                                ---------------
                                                                                       349,578
          Less: current portion                                                        186,609
                                                                                ---------------
                                                                                  $    162,969
                                                                                ===============


          Long-term debt maturities for the next four years are as follows:


                    1997                      $        186,606
                    1998                                93,689
                    1999                                65,639
                    2000                                 3,644

5.       INCOME TAXES

         Deferred tax assets and liabilities arise from differences in the tax consequences derived from the timing of recognition of income and expense items for financial reporting and taxation purposes. Listed below are the tax effects of the items related to the Company's net deferred tax asset:


          Deferred tax asset:
             Net operating loss carryforward        $        94,000
             Tax credits carry forward                       10,000
                                                         -----------
                Total                                       104,000
             Less: valuation allowance                       71,700
                                                         -----------
          Net deferred tax asset                    $        32,300
                                                         ===========

         The Company has net operating loss carryforwards for tax purposes totaling $823,000 at December 31, 1996 expiring in the years 2009 to 2012. Substantially all of the carryforwards are subject to limitations on annual utilization because there are "equity structure shifts" or "owner shifts" involving 5% stockholders (as these terms are defined in section 382 of the Internal Revenue Code), which have resulted in a more than 50% change in ownership. The annual limitation is based on the value of the Company as of the date of the ownership change multiplied by the applicable Federal Long Term Tax Exempt Bond Rate.

6.       FACTOR AGREEMENT

         The Company factors its accounts receivable. Under the terms of the factoring agreement the Company pays 2% interest for 10 days and additional 1% for every 10 days of collection subsequent to the billing date. This agreement is secured by all of the Company's accounts receivable. Under the agreement the Company retains all risk relating to the receviables, accordingly, the Company accounts for the agreement as a financing transaction.

7.       COMMITMENTS

         Rent expense under all operating leases was $82,637 for the year ended December 31, 1996. The future minimum rental payments to be made under noncancellable operating leases, principally for facilities, as of December 31, 1996 are as follows:

                1997                 $      101,300
                1998                         15,600

                          INDEPENDENT AUDITOR'S REPORT



To the Board of Directors
and Shareholders of
Videssence, Inc.
Burlingame, California

     We have audited the accompanying combined balance sheets of Videssence, Inc. as of December 31, 1995 and the related statements of operations, stockholders' deficit and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Videssence, Inc. as of December 31, 1995 and the results of its operations and cash flows for the year then ended in conformity with generally accepted accounting principles.




                                              /S/ FELDMAN RADIN & CO., P.C.
                                              -----------------------------
                                              Feldman Radin & Co., P.C.
                                              Certified  Public Accountants

New York, New York
May 10, 1996

                                VIDESSENCE, INC.

                             COMBINED BALANCE SHEETS

                                DECEMBER 31, 1995



                                     ASSETS

CURRENT ASSETS
     Cash                                                   $          67,942
     Accounts receivable, less allowance for
         doubtful accounts of $56,100                                 444,402
     Inventories                                                      631,297
     Prepaid expenses                                                  42,628
     Deferred tax benefit                                              32,300
     Other current assets                                              39,713
                                                              ----------------

         TOTAL CURRENT ASSETS                                       1,258,282

PROPERTY AND EQUIPMENT - net                                          151,965
                                                              ----------------

                                                            $       1,410,247
                                                              ================

                      LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
     Accounts payable                                       $         643,727
     Accrued expenses                                                 348,706
     Deferred liabilities                                              37,234
     Current portion of long-term debt                                277,510
                                                              ----------------

         TOTAL CURRENT LIABILITIES                                  1,307,178

LONG-TERM DEBT                                                        243,074
                                                              ----------------

         TOTAL LIABILITIES                                          1,550,252
                                                              ----------------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' DEFICIT:
     Common stock, no par value; 10,000,000 shares authorized         208,541
     Accumulated deficit                                             (348,545)
                                                              ----------------

         TOTAL STOCKHOLDERS' DEFICIT                                 (140,004)
                                                              ----------------

                                                             $      1,410,247
                                                              ================
                        See notes to financial statements
                                       13

                                VIDESSENCE, INC.

                        COMBINED STATEMENTS OF OPERATIONS

                          YEAR ENDED DECEMBER 31, 1995







SALES                                                  $       4,067,266

COST OF SALES                                                  1,886,332
                                                           --------------
GROSS PROFIT                                                   2,180,934
                                                           --------------

OPERATING EXPENSES:
     Selling                                                   1,507,132
     General and administrative                                  808,315
     Engineering                                                 329,001
                                                            -------------
                                                               2,644,448
                                                            -------------

LOSS FROM OPERATIONS                                            (463,514)
                                                            -------------

OTHER EXPENSE:
     Interest expense                                            (86,078)
     Write-off of registration costs                            (124,499)
                                                            -------------
                                                                (210,577)
                                                            -------------

LOSS BEFORE INCOME
     TAX BENEFIT                                                (674,091)

INCOME TAX BENEFIT                                              (113,910)
                                                            -------------

NET LOSS                                                $       (560,181)
                                                            =============












                        See notes to financial statements
                                       14

                                VIDESSENCE, INC.

                  COMBINED STATEMENTS OF STOCKHOLDERS' DEFICIT


                                                                                                Retained
                                                                   Common Stock                 Earnings
                                                            Shares            Amount            (Deficit)           Total
                                                        ---------------  -----------------  -----------------   -------------

BALANCE - DECEMBER 31, 1994                                 802,586       $        193,722   $        211,636   $     405,358

     Common shares issued                                    25,905                 14,819                 -           14,819

     Net loss                                                     -                     -            (560,181)       (560,181)
                                                        ---------------   ----------------  -----------------   -------------

BALANCE - DECEMBER 31, 1995                                 828,491       $        208,541   $       (348,545)  $    (140,004)
                                                        ================  =================  =================  ==============






































                        See notes to financial statements
                                       15

                                VIDESSENCE, INC.

                        COMBINED STATEMENTS OF CASH FLOWS

                          YEAR ENDED DECEMBER 31, 1995



CASH FLOWS FROM OPERATING ACTIVITIES:
     Net loss                                                                                    $          (560,181)
                                                                                                    -----------------
     Adjustments to reconcile net loss to net cash provided by
         operating activities:
         Depreciation                                                                                         48,730
         Provision for uncollectible accounts receivable                                                      36,900

     Changes in assets and liabilities:
         (Increase) in accounts receivable                                                                    (8,084)
         (Increase) in inventory                                                                             (92,221)
         (Increase) in prepaid expenses                                                                      (38,899)
         (Increase) in deferred income taxes                                                                 (32,300)
         (Increase) in other current assets                                                                  (26,826)
         Increase in accounts payable                                                                        258,514
         Increase in accrued expenses                                                                        248,276
         (Decrease) in deferred liabilities                                                                  (44,935)
                                                                                                    -----------------
                                                                                                             349,155
                                                                                                    -----------------
NET CASH  USED IN OPERATING ACTIVITIES                                                                      (211,026)
                                                                                                    -----------------

CASH FLOWS FROM INVESTING ACTIVITIES:
     Capital expenditures                                                                                    (10,370)
                                                                                                    -----------------

CASH FLOWS FROM FINANCING ACTIVITIES:
     Proceeds from notes payable                                                                             233,601
     Issuance of common stock                                                                                 14,819
                                                                                                    -----------------
NET CASH PROVIDED BY  FINANCING ACTIVITIES                                                                   248,420
                                                                                                    -----------------

NET INCREASE IN CASH                                                                                          27,024

CASH, beginning of period                                                                                     40,918
                                                                                                    -----------------

CASH, end of period                                                                              $            67,942
                                                                                                    =================

SUPPLEMENTAL CASH FLOW INFORMATION:
     Cash paid during the period for:
         Interest paid                                                                           $            38,800
                                                                                                    =================
         Income taxes paid                                                                       $            16,000
                                                                                                    =================

                        See notes to financial statements
                                       16

                                VIDESSENCE, INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                          YEAR ENDED DECEMBER 31, 1995


1.       BACKGROUND AND SUMMARY OF SIGNIFICANT ACCOUNTING
         POLICIES

          Background:

          Videssence, Inc. (the Company) was founded in April 1989, as a California corporation. The Company manufactures and distributes SRGB lighting products for the industries of television, stage / theater, theme park, entertainment and motion picture studio / location, video conferencing, distant-learning, and pre-press digital photography.

          Principles of Combination:

          The combined financial statements include the accounts of Videssence, Inc. and Videssence Systems, Inc., a related company. Material intercompany accounts and transactions have been eliminated in combination.

          Allowance on Accounts Receivables:

          In the event that the facts and circumstances indicate that the collectability of a trade receivable may be impaired , an evaluation of recoverability is performed which results in an allowance for uncollectible receivables.

          Accounting Estimates:

          The preparation of financial statements in accordance with generally accepted accounting principles requires management to make significant estimates and assumptions that effect the reporting amount of assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reported period. Actual results could differ from those estimates.

          Inventories:

          Inventories are recorded at the lower of cost or market. Cost is determined using the average cost method. Inventories are primarily comprised as follows:

          Raw Materials                      $             403,088
          Work In Process                                  100,698
          Finished Goods                                   127,511
                                                  -----------------
                                             $             631,297
                                                  =================

          Property and Equipment:

          Property and equipment is stated at cost. Depreciation of leasehold improvements is calculated using straight-line method over their estimated useful lives. Depreciation of equipment is calculated using straight-line or accelerated methods over the estimated lives of the assets, which are generally 3 to 5 years. When assets are retired or otherwise disposed of, the costs and related accumulated depreciation or amortization are removed from the accounts and any gain or loss on disposal is recognized currently.

          Repairs and maintenance are expensed as incurred. Expenditures which significantly increase values, change capacities, or extend useful lives are capitalized.

          Product Warranty:

          The Company accrues for an estimate of expenses relating to the one-year warranty covering all parts and labor relating to the sale of its products.

          Income Taxes:

          The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes, which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed annually for differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the year plus or minus the change in deferred tax assets and liabilities during the year.

          Stock Options:

          There are 62,770 stock options outstanding at December 31, 1995. Each stock option is convertible into one share of common stock.

          Financial Statements:

          Certain reclassifications have been made to the 1995 presentation to conform to the 1996 presentation. The effect on the financial statements for 1995 is an increase in the loss by $103,674 and a corresponding increase in the accumulated deficit.

2.        PROPERTY AND EQUIPMENT

          Property and equipment is summarized as follows:



          Computer equipment                           $       100,016
          Furniture and office equipment                        69,710
          Rental lights and grips                               73,850
          Leasehold improvements                                37,432
          Other equipment                                       53,387
                                                       ----------------
                                                               334,395
          Less: accumulated depreciation                       182,430
                                                       ----------------
          Property and equipment, net                  $       151,965
                                                       ================

3.       LONG-TERM DEBT

         Long-term debt consisted of the following:


          Bank  line of  credit  of  $200,000.  In  January  1996,  the  Company negotiated  to convert the line of credit to an  unsecured  term note.
          The  Company  paid off a  principal  balance of $25,000  and  extended
          $175,000 of principal over 48 months with principal payments of $3,646 plus  interest  at prime  (8.25%)  plus 4.5%  with the  first  monthly
          payment commencing February 15, 1996.                                  $   200,000

          Note payable to bank,  guaranteed by the two  principle  stockholders, payable in monthly principal payments of $1,450,  plus interest at the bank's  reference  rate  (11.25% at  December  31,  1995) plus 3%. The entire  unpaid  principal  and  interest  balance is due on October 1,
          1999.                                                                       66,700

          Note payable to vendor, guaranteed by a stockholder,payable in monthly principal  payments of $2,250,  plus interest at the bank's prime rate
          (8.25% at December 31, 1995) plus 1%. The entire unpaid  principal and
          interest balance is due on June 15, 1996.                                   13,500

          Note payable dated  December 14, 1995,  guaranteed  by a  shareholder, payable in monthly  payments of $2,936  including  interest at 12% per
          annum with final maturity on June 14, 1996.                                 75,764

          Miscellaneous  notes payable with monthly  payments of $2,787 and $868 with  final  maturities  of  December  7,  1995 and  August  15,  1998
          respectively.                                                               43,454

          Payable on demand to related  parties  (stockholders)  interest at 10%
          commencing at various dates, net of unamortized  deferred debt expense
          of $15,331. Notes are subordinate to the bank notes.                       121,166
                                                                                 ------------
                                                                                     520,584
          Less: current portion                                                      277,510
                                                                                 -------------
                                                                                 $   243,074
                                                                                 =============


     Maturities of long-term debt at December 31, 1995 are as follows:


                    1996                      $    277,510
                    1997                           102,708
                    1998                            78,476
                    1999                            58,252
                    2000                             3,638
                                              -------------
                                              $    520,584
                                              =============

4.       COMMON STOCK

          Common  stock  issued  and  outstanding  in  the  Combined   Financial
          Statements consist of the following:

                                         VIDESSENCE, INC.                   VIDESSENCE                   COMBINED TOTALS
                                                                             SYSTEMS
                                     Shares            Amount        Shares            Amount        Shares            Amount
                                  ------------- --- ------------- ------------  --  ------------  ------------ ---  ------------

Balance - December 31, 1994             662,931   $       112,722      139,655   $        81,000       802,586   $       193,722
Common shares issued                     25,905            14,819            -                 -        25,905            14,819
                                  ------------- --- ------------- ------------  --  ------------  ------------ ---  ------------
Balance - December 31, 1995             688,836   $       127,541      139,655   $        81,000       828,491   $       208,541
                                  ------------- --- ------------- ------------  --  ------------  ------------ ---  ------------



          In connection with loans made to the Company by certain related parties (Note 6), the Company issued 23,905 shares valued at $13,675 to such related parties as additional compensation relative to the aforementioned loans. In addition, the Company issued 2,000 shares of common stock (valued at $1,144) to an individual for services rendered to the Company.

5.       INCOME TAXES

         The net provision for income taxes (benefit) is composed of the following:

          Current:
             Federal                         $      (24,000)
             State                                     -
                                             -----------------
                                                    (24,000)
          Deferred:
             Federal                                (77,900)
             State                                  (12,010)
                                             -----------------
              Total provision
              (benefit)                      $     (113,910)
                                             =================


          A reconciliation between the Company's effective tax rate and the statutory rate follows:


          Tax at expected statutory rate                $  (218,062)
          Net operating losses not utilized                  93,962
          Use of lower brackets                              18,000
          Adjustment of deferred tax asset
          valuation allowance                                  -
          State Taxes                                        (7,810)
                                                        -------------
          Income tax expense (benefit)                  $  (113,910)
                                                        =============

         Deferred tax assets and liabilities arise from differences in the tax consequences derived from the timing of recognition of income and expense items for financial reporting and taxation purposes. Listed below are the tax effects of the items related to the Company's net deferred tax asset:


          Deferred tax asset:
             Net operating loss carryforward           $      94,000
             Tax credits carry forward                        10,000
                                                       --------------
               Total                                         104,000
             Less: valuation allowance                        71,700
                                                       --------------
          Net deferred tax asset                       $      32,300
                                                       ==============

6.       RELATED PARTY TRANSACTIONS

         Royalties of $67,664 were paid to the majority stockholder of the Company who holds the rights to the patents of the technology. At December 31, 1994, royalties payable was $2,149. During 1995, a royalty agreement was entered into between the majority shareholder and the Company whereby the rights to the patents have passed to the Company and no royalties will be paid any longer.

         The Company also has notes payable to related parties which are due on demand and bear interest of 10%. The balance outstanding at December 31, 1995 was $136,497. In October 1995, the Company issued 23,905 shares of common stock to the related parties as part of the agreement of the notes. The notes are subordinate to the bank note discussed in
         Note 5.

7.       COMMITMENTS AND CONTINGENCIES

         During 1994, the Company entered into leases for office space and a forklift under operating leases both of which expire in 1997. Total rental expense for these leases for 1995 and 1994 were $64,196 and $47,250 respectively.

         The following is a schedule of future minimum lease payments required under the leases that have initial or remaining noncancellable lease terms in excess of one year at December 31, 1995.


                1996                 $              60,400
                1997                                55,700
                                          -----------------
                                     $             116,100
                                          =================


8.       WRITE-OFF OF REGISTRATION COSTS

         During 1995, the Company was contemplating going public and incurred costs of approximately $125,000. The public offering was abandoned and the Company wrote these registration costs off to other expenses.

9.       SUBSEQUENT EVENTS

          (a) On April 29, 1996, the Company announced that they have entered into a definitive merger agreement with Netter Digital Entertainment, Inc. and will become a wholly-owned subsidiary of Netter Digital.

         (b) In January of 1996, the Company engaged a factor to finance their accounts receivable. The terms are 2% interest for 10 days and additional 1 % for every 10 days of collection subsequent to the billing date.

                                   Item 7 (b)
                         Pro Forma Financial Information







































              UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS


         The following unaudited pro forma consolidated balance sheet presents the pro forma financial position of Netter Digital Entertainment, Inc. and Subsidiaries (the "Company") and Videssence, Inc. ("Videssence") at December 31, 1996 as if the proposed merger of the two companies had been consummated at such date. Included are adjustments to reflect the acquisition of Videssence by the Company and the recording of the associated goodwill. Additionally, the pro forma balance sheet reflects the sale by the Company of $424,305 of 10% Cumulative, Convertible Preferred Stock which will contribute to the expenses of the Videssence acquisition and the working capital necessary to develop the business of Videssence.

         The unaudited pro forma consolidated statements of operations for the year ended December 31, 1996 reflect the combined results of the Company and Videssence as if the transactions summarized in the preceding paragraph had occurred at the beginning of the first period presented, adjusted to reflect new costs directly attributable to the transactions and the effect of cumulative preferred stock dividends on per share amounts available to common shareholders.

         The unaudited pro forma consolidated statements of operations do not necessarily represent actual results that would have been achieved had the companies been together at the beginning of each respective period, nor are they necessarily indicative of future results. These unaudited pro forma consolidated financial statements should be read in conjunction with the companies' respective historical financial statements and notes thereto.

































             NETTER DIGITAL ENTERTAINMENT, INC. / VIDESSENCE, INC.
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                DECEMBER 31, 1996

                                                         Historical
                                             --------------------------------------
                                                                                       Pro Forma Adjustments
                                                Netter Digital                         ---------------------
                                             Entertainment, Inc.   Videssence, Inc.      DR               CR              Total
                                             -------------------   ----------------  ------------   -------------     ------------
                                ASSETS
CURRENT ASSETS:
Cash and cash equivalents                           $1,089,890      $     13,986     $   351,166 (1) $  19,000   (2) $  1,436,042
Accounts receivable                                    405,679           400,884                                          806,563
Note receivable                                        625,000              -                        $   625,000 (3)         -
Receivable from related party                          194,876              -                                             194,876
Inventory/Production Costs                             144,090           927,082                                        1,071,172
Prepaid expenses                                        46,661            35,351                                           82,012
Deferred tax benefit                                      -               32,300                                           32,300
Other current assets                                      -               10,000                                           10,000
                                                    -----------      ------------                                     ------------
       Total Current Assets                          2,506,196         1,419,603                                        3,632,965

EQUIPMENT, NET OF ACCUMULATED
       DEPRECIATION                                    978,882           265,654                                        1,244,536
DEFERRED REGISTRATION COSTS                            102,722              -                            102,722 (1)         -
DEFERRED ACQUISITION COSTS                             424,987              -             19,000 (2)     443,987 (2)         -
GOODWILL                                                  -                 -          2,061,397 (2)                    2,061,397
DEPOSITS AND OTHER ASSETS                              199,266            25,000                          26,572 (2)      197,694
                                                    ------------     ------------                                     ------------
                                                    $4,212,053      $  1,710,257                                     $  7,136,592
                                                    ============     ============                                     ============
                 LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable                                     $  678,052     $    775,783                                     $  1,453,835
Accrued expenses                                        160,181          338,919                                          499,100
Sales Taxes Payable                                        -              99,484                                           99,484
Current portion of long-term debt                          -             186,609                                          186,609
                                                      ----------     ------------                                    -------------
       Total Current Liabilities                        838,233        1,400,795                                        2,239,028

NOTES PAYABLE                                              -             625,000         625,000 (3)                         -
LONG-TERM DEBT                                             -             162,969                                          162,969
                                                      ----------     ------------                                    -------------
            TOTAL LIABILITIES                           838,233        2,188,764                                        2,401,997
MINORITY INTEREST                                           500             -                                                 500
STOCKHOLDERS' EQUITY:
   Preferred stock, $.001 par value, 10% cumulative;
      2,000,000 shares authorized; no shares issued
      and outstanding actual, 47,144 shares pro forma      -                -                            248,444 (1)      248,444
   Common stock, $.01 par value, 6,000,000 shares
      authorized; 2,795,000 shares issued and
      outstanding actual;  3,317,221 pro forma           27,950          208,541         208,541 (2)       5,222 (2)       33,172
   Additional paid-in capital                         3,534,234             -                          1,107,109 (2)    4,641,343
   Retained earnings(deficit)                          (188,864)        (687,048)                        687,048 (2)     (188,864)
                                                      ----------     ------------                                     ------------
      Total Stockholders' Equity                      3,373,320         (478,507)                                       4,734,095
                                                      ----------     ------------     -----------      ----------     ------------
                                                     $4,212,053     $  1,710,257     $ 3,265,104     $ 3,265,104      $ 7,136,592
                                                     ===========    =============    ============    ============     ============

             NETTER DIGITAL ENTERTAINMENT, INC. / VIDESSENCE, INC.
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1996




                                                     Historical
                                          --------------------------------------

                                           Netter Digital                             Pro Forma Adjustments
                                                                                   --------------------------
                                         Entertainment, Inc.    Videssence, Inc.      DR             CR               Total
                                         -------------------    ----------------  ------------   ------------     -------------


REVENUE                                    $   19,349,348       $   4,492,235                                     $ 23,841,583
                                           ---------------      --------------                                    -------------

EXPENSES:
     Cost of Sales                             17,696,652           2,200,291                                       19,896,943

     Operating costs and expenses               2,065,608           2,497,881                                        4,563,489

     Amortization of goodwill                        -                   -      $       103,038    (1)                 103,038

     Interest expense/(income) (net)             (135,778)            132,566                                           (3,212)
                                           ---------------      --------------                                     ------------
                                               19,626,482           4,830,738                                       24,560,258
                                           ---------------      --------------                                     ------------

Income (loss) before income taxes                (277,134)           (338,503)                                        (718,675)

Income tax expense/(benefit)                       (9,167)               -                9,167    (2)                    -
                                           ---------------      --------------                                     ------------

Net income (loss)                                (267,967)           (338,503)                                        (718,675)

Cumulative preferred stock dividend                  -                   -               42,431    (3)                 (42,431)
                                           ---------------      --------------                                     ------------

Net income (loss) to common shareholders   $     (267,967)      $    (338,503)                                     $  (761,106)
                                           ===============      ==============                                     ============

Net income (loss) per common share         $        (0.10)               -                                         $     (0.23)
                                           ===============      ==============                                     ============

Weighted average common shares
     outstanding                                2,795,000                -              522,221                      3,317,221
                                           ===============      ==============      ============                   ============










               NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL
                                   STATEMENTS


A. The following unaudited pro forma adjustments are included in the accompanying unaudited pro forma consolidated balance sheet at December 31, 1996:
         (1) To record the sale of 47,145 shares of preferred stock of the Company for $9.00 per share (net of commissions and offering expenses of $175,861), for a total of $248,444. The preferred stock has a cumulative annual dividend of 10% and is convertible into common at a ratio of three to one.

         (2) To record the acquisition of Videssence, Inc. by Netter Digital Entertainment, Inc. (the "Company") in exchange for 522,221 common shares of the Company. The common stock is valued at the fair market value of $2.13 per share (equal to the $2.84 per share quoted market price, reduced by a 25% discount to reflect resale restrictions). Costs of the acquisition total $470,559. The resulting goodwill is derived as follows:


             Purchase price consideration (522,221 shares @ $2.13)  $ 1,112,331
             Acquisition costs                                          470,559
                                                                    ------------
                                                                      1,582,890
             Net fair value of liabilities assumed                     (478,507)
                                                                    ------------
             Cost in excess of net book value of assets acquired    $ 2,061,397
                                                                    ============


         (3)      To eliminate intercompany notes receivable and payable.

B. The following pro forma adjustments are included in the accompanying unaudited pro forma consolidated statements of operations for the year ended December 31, 1996:


         (1)      To record goodwill amortization over a twenty year term.

         (2)      To eliminate income tax benefit.

         (3) To record cumulative preferred stock dividends as a reduction to per share amounts available to common shareholders.